Exhibit 10.49

ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT dated as of August 22, 2008 and effective December 9, 2007 the “Effective Date”) by and between Carl L. Smith III (the "Assignor") and Craca Properties, LLC ("Assignee").

WHEREAS, the Assignor has entered into that certain Stock Option Agreement  (the “Option”) with Sologic, Inc., as amended, which has been assumed by Sunovia Energy Technologies, Inc. (“Sunovia”);

WHEREAS, the Option provides the Assignor with the ability to acquire 500,000,000 shares of common stock of Sunovia at $0.10 per share;

WHEREAS, Assignor and Assignee have verbally agreed as of the Effective Date to the assignment of the Option by the Assignor to the Assignee;

WHEREAS, the Assignor and the Assignee now wish to memorialize in writing the assignment by the Assignor of his rights, title and interest in the Option;

WHEREAS, Assignee wishes to accept Assignor's assignment of the Option;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Assignment. Assignor hereby assigns all of his rights, title and interest in the Option to the Assignee and the Assignee hereby accepts such assignment. Upon the execution and delivery of this Assignment Agreement by the Assignor and the Assignee, the Assignee shall, as of the date hereof, acquire the Option and succeed to the rights, title and interest of Assignor thereunder.

Section 2. Governing Law. Except to the extent preempted by federal law, this Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Section 3. Successors. This Assignment Agreement shall be binding upon Assignor's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns.

Section 4. Counterparts. This Assignment Agreement may be signed in counterpart, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment Agreement.

ASSIGNOR:	ASSIGNEE: CRACA PROPERTIES, LLC
/s/ Carl L. Smith III	/s/ Richard Craig Hall
Carl L. Smith, III	Name: Richard Craig Hall Title: Managing Member

ACKNOWLEDGED: SUNOVIA ENERGY TECHNOLOGIES, INC.
/s/ Matthew A. Veal
Name: Matthew Veal Title: Chief Financial Officer